                                                                   Exhibit 23.8

                       Consent to Be Named as a Director

     I hereby consent to be named as a person who will become a director of Aether Systems, Inc. (the "Company") in the registration statement on Form S-1 to be filed by the Company with the Securities and Exchange Commission relating to the initial public offering by the Company of shares of common stock, par value $.01, of the Company.

                                        /s/ Janice Roberts
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                                        Janice Roberts